EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpointadvisors.com

972-419-6213

Media inquiries: MediaRelations@nexpointadvisors.com

NEXPOINT REAL ESTATE FINANCE, INC. REPORTS SECOND QUARTER 2020 RESULTS

Dallas, TX, August 6, 2020 – NexPoint Real Estate Finance, Inc. (“NREF” or the “Company”) (NYSE: NREF) today reported financial results for the second quarter ended June 30, 2020.

NREF issued a presentation of its second quarter 2020 results, which was furnished as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission today and can be viewed at www.nexpointfinance.com under “Investor Relations”.

Quarterly Investor Call Details

NREF will host a conference call on Thursday, August 6, 2020 at 11:00 AM ET to discuss second quarter 2020 results and provide updates related to the COVID-19 crisis.  The conference call can be accessed live over the phone by dialing 800-353-6461 or, for international callers, +1 334-323-0501 and using passcode Conference ID: 1557561.  A live audio webcast of the call will be available online at the Company's website, http://www.nexpointfinance.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Thursday, August 13, 2020 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 1557561.

About NREF

NexPoint Real Estate Finance, Inc. is a publicly traded REIT listed on the New York Stock Exchange primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage backed securities.  More information about NREF is available at http://www.nexpointfinance.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate", “estimate”, "expect," "intend," "may", “should” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding our conference call. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Registration Statement on Form S-11 and Quarterly Reports on Form 10-Q.  Readers should not place undue reliance on any forward-looking statements and are encouraged to review NREF's Registration Statement on Form S-11 and NREF's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, NREF does not undertake any obligation to publicly update or revise any forward-looking statements.